Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350

Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Old Market Capital Corporation (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2025	By:	/s/ Charles Krebs
Charles Krebs
Chief Financial Officer
(Principal Financial Officer)